UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2005

Phoenix Color Corp.

(Exact name of registrant as specified in its charter)

Delaware	333-50995	22-2269911
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

540 Western Maryland Parkway, Hagerstown, Maryland 21740

(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code:	(301) 733-0018

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Phoenix Color Corp. Evaluating Alternatives Related to Certain of its Outstanding Debt

Phoenix Color Corp. (the “Company”) is reviewing its alternatives with respect to a possible refinancing of all or a portion of its outstanding debt under its 10-3/8% Senior Subordinated Notes and Senior Credit Facility with Wachovia Bank, N.A. There is no assurance that all or any portion of such refinancing can or will be accomplished.

This Current Report on Form 8-K contains forward-looking statements, including, but not limited to, statements regarding a potential refinancing of certain of the Company’s outstanding debt. These forward looking statements are based on current information and expectations and involve a number of risks and uncertainties, including, but not limited to, the Company’s ability to implement the refinancing, the timetable for completion of any such refinancing, and the impact of any such refinancing on the Company’s results of operations and financial condition.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Phoenix Color Corp.

/s/ Louis LaSorsa
Name: Louis LaSorsa
Title: Chairman and Chief Executive Officer

Date: April 18, 2005